NOTE

SBA Loan #	59886170-02
SBA Loan Name	Wild Animal Inc
Date	04/16/2020
Loan Amount	$ 63,900.00
Interest Rate	1.00%
Borrower	Wild Animal Inc
Lender	Central Bank of the Ozarks

1. PROMISE TO PAY:

In return for the Loan, Borrower promises to pay to the order of Lender the amount of Sixty Three Thousand Nine Hundred Dollars, interest on the unpaid principal balance, and all other amounts required by this Note.

2. DEFINITIONS:

"Loan" means the loan evidenced by this Note.
"Loan Documents" means the documents related to this Loan signed by Borrower.
"SBA" means the Small Business Administration, an Agency of the United States of America.

3. PAYMENT TERMS:

Borrower must make all payments at the place Lender designates. Notwithstanding any other provisions of this Note to the contrary, the payment and related terms for this Note are:

Maturity. This Note will mature two years from the date of this Note.

Interest Rate. The interest rate on this Note is one percent per year. The interest rate is fixed and will not be changed during the life of the Loan.

Initial Deferment Period. No payments are due on this Loan for 6 months from the date of this Note. Interest will continue to accrue during the deferment period.

Application of Payments. Lender will apply each installment payment first to pay interest accrued to the day Lender received the payment, then to bring principal current, and will apply any remaining balance to reduce principal.

Monthly Payment Dates. Borrower shall pay the Monthly Installment on each Monthly Payment Date. "Monthly Installment(s)" means the eighteen (18) equal monthly installments of principal and interest, each payable on the Monthly Payment Dates, in the amount necessary to fully amortize the Loan after the final payment of the Monthly Installment on the Maturity Date and based on the amount of principal and interest outstanding on the First Payment Date, which principal shall have been reduced by any amounts forgiven that have been reimbursed to Lender by the SBA. "First Payment Date" means the date seven months after the date of this Note. "Monthly Payment Date(s)" means the First Payment Date and continuing on the same day of each month thereafter until and including the Maturity Date.

Final Payment. A final payment in the aggregate amount of the then outstanding and unpaid Loan Amount, together with all accrued and unpaid interest thereon, shall become immediately due and payable in full on the Maturity Date.

Interest after Maturity Date. Interest shall continue to accrue at the Interest Rate on all amounts unpaid at the Maturity Date.

Computation of Interest. All computations of interest shall be made on the basis of the actual number of days elapsed in a year of 360 days. Interest shall begin to accrue on the Loan Amount on the date of disbursement, and shall not accrue on the Loan Amount on the day on which it is paid.

Loan Prepayment. Notwithstanding any provision in this Note to the contrary: Borrower may prepay this Note at any time without penalty.

Non-Recourse. Lender and SBA shall have no recourse against any individual shareholder, member or partner of Borrower for non-payment of the Loan, except to the extent that such shareholder, member or partner uses the Loan proceeds for an unauthorized purpose.

Loan Forgiveness. Borrower may apply to Lender for forgiveness of the amount due on this Loan in an amount subject to the terms set forth for the Paycheck Protection Program in applicable federal statutes, rules and guidelines, as amended from time to time (collectively, the "PPP Rules"):

The amount of Loan forgiveness shall be calculated (and may be reduced) in accordance with the PPP Rules, including but not limited to the provisions of Section 1106 of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) (P.L. 116-136), as interpreted and clarified by Interim Final Rule published at 13 CFR Part 120. If the Borrower has received an advance on an SBA Economic Injury Disaster Loan (EIDL), the amount of that advance will impact the Loan forgiveness amount as provided in the PPP Rules.

Borrower acknowledges that there is no guarantee that Borrower will receive forgiveness of any portion of the Loan. Forgiveness is conditioned on SBA approval and SBA reimbursement to the Lender.

Borrower acknowledges that the SBA has not yet published the relevant application for loan forgiveness under the Paycheck Protection Program.

4. DEFAULT:

Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower:

A. Fails to do anything required by this Note and other Loan Documents;
B. Defaults on any other loan with Lender;
C. Does not preserve, or account to Lender's satisfaction for, its proceeds;
D. Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA;
E. Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender or SBA;
F. Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower's ability to pay this Note;
G. Fails to pay any taxes when due;
H. Becomes the subject of a proceeding under any bankruptcy or insolvency law;
I. Has a receiver or liquidator appointed for any part of their business or property;
J. Makes an assignment for the benefit of creditors;
K. Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower's ability to pay this Note;
L. Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender's prior written consent;
M. Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower's ability to pay this Note; or
N. Violates the PPP Rules.

5. LENDER'S RIGHTS IF THERE IS A DEFAULT:

Without notice or demand and without giving up any of its rights, Lender may:

A. Require immediate payment of all amounts owing under this Note;
B. Collect all amounts owing from any Borrower; or
C. File suit and obtain judgment.

6. LENDER'S GENERAL POWERS:

Without notice and without Borrower's consent, Lender may:

A. Incur expenses to collect amounts due under this Note and enforce the terms of this Note or any other Loan Document. Among other things, the expenses may include reasonable attorney's fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance;
B. Release anyone obligated to pay this Note;
C. Collect amounts owing on this Note.

7. WHEN FEDERAL LAW APPLIES:

When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

8. SUCCESSORS AND ASSIGNS:

Under this Note, Borrower includes the successors of Borrower, and Lender includes its successors and assigns.

9. GENERAL PROVISIONS:

A. If there is more than one Borrower, each Borrower signing this Note are jointly and severally liable.
B. Borrower waives all suretyship defenses.
C. Borrower must sign all documents necessary at any time to comply with the Loan Documents.
D. Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.
E. Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.
F. If any part of this Note is unenforceable, all other parts remain in effect.
G. To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor. Borrower also waives any defenses based upon any claim that Lender did not obtain a guarantee from the SBA or any other party.

H. The terms of this Note and the Loan are subject to the PPP Rules, notwithstanding any provision of this Note to the contrary, including but not limited to, the provisions of Section 3.

I. Borrower, on behalf of itself and its successors and assigns, hereby waives any claims, actions, and causes of action its may have against Lender, its officers, employees, directors, shareholders, and affiliates, in regards to the processing, approval, and documentation of Loan.

J. Borrower agrees not to send Lender payments marked 'paid in full,' 'without recourse,' or similar language. If Borrower sends such payment, Lender may accept it without losing any of Lender's rights under this Note and Borrower will remain obligated to pay any further amount owed to Lender.

K. If there is a lawsuit or dispute between Borrower and Lender regarding this Loan, Borrower agrees that the laws of the state of Missouri will govern the Loan as between Borrower and Lender; and further agrees to Lender's request to submit to the jurisdiction of the courts situated in that state. Borrower and Lender waive the right to trial by jury.

10. STATE-SPECIFIC PROVISIONS:

Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable, regardless of the legal theory upon which it is based that is in any way related to the credit agreement. To protect you (Borrower(s)) and us (Lender) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.

11. BORROWER'S NAME(S) AND SIGNATURE(S):

By signing below, the Borrower(s) becomes obligated under this Note as Borrower.

"Borrower"	"Lender"
Wild Animal Inc	Central Bank of the Ozarks
By: DocuSigned by: Todd White 37E75189DA124F8...	By: DocuSigned by: Jason Ball A1536A36E31B4E7...
Date: 4/15/2020 | 12:50:22 PM CDT	Date: 4/15/2020 | 12:42:56 PM CDT

If additional signatories to the note are needed, please see the attached Addendum.

Borrower Certification

I, Todd White, the President, a duly authorized representative for Wild Animal Inc ("Borrower"), hereby make the following representations and certifications to Central Bank of the Ozarks ("Lender") as of the date below:

1) On behalf of Borrower, I have read and understand the application, promissory note and supporting documents (the "Loan Documents") evidencing a Paycheck Protection Program Loan (the "Loan") eligible for guarantee by the Small Business Administration (the "SBA").
2) Neither the Borrower nor any owner of Borrower are presently suspended, disbarred, proposed for disbarment, declared ineligible, or voluntarily excluded from participation in this transaction by any Federal department or agency, or presently involved in any bankruptcy.
3) Neither the Borrower, nor any owner of Borrower, nor any business controlled or owned by any of them, ever obtained a direct or guaranteed loan from the SBA or any Federal agency that is currently delinquent or has defaulted in the past 7 years and caused a loss to the government.
4) The Borrower and all owners of the Borrower provided, with Borrower's application for the Loan, a true and accurate list of all additional businesses owned by or businesses under common management.
5) Borrower provided to Lender true and accurate details regarding whether Borrower received an SBA Economic Injury Disaster Loan between January 31, 2020 and April 3, 2020.
6) Neither Borrower nor any individual owning 20% or more of the equity of Borrower, is subject to an indictment, criminal information, arraignment, or other means by which formal criminal charges are brought in any jurisdiction, or is presently incarcerated, on probation, or on parole.
7) Within the past 5 years, neither Borrower nor any individual owning 20% or more of Borrower, has been convicted, pleaded guilty, pleaded nolo contendere, been placed on pretrial diversion, or been placed on any form of parole or probation (including prejudgment probation).
8) The United States of America is the principal place of residence for all employees of Borrower included in the payroll calculation used to determine the Loan amount for which this certification is given.
9) Borrower is eligible to receive the Loan under the law, rules and guidance (the "PPP Rules") in effect on the date stated below that implement the Paycheck Protection Program under Division A, Title I of the Coronavirus Aid, Relief, and Economic Security Act ("CARES Act").
10) Borrower is (1) an independent contractor, eligible self-employed individual, or sole proprietor or (2) employs no more than 500 employees or, if applicable, the size standard in number of employees established by the SBA in 13 CFR 121.201 for Borrower's industry.
11) Borrower will comply with the civil rights and other requirements included in the Loan Documents and all other requirements of the PPP Rules as amended from time to time.
12) All Loan proceeds will be used only for business-related purposes as specified in the Loan Documents and consistent with the PPP Rules as amended from time to time.
13) To the extent feasible, Borrower will only purchase American-made products and equipment.
14) Borrower is not engaged in any activity that is illegal under federal, state, or local law.
15) Any loan received by Borrower under Section 7(b)(2) of the Small Business Act between January 31, 2020 and April 3, 2020 was for a purpose other than paying payroll costs and other allowable loan uses under the PPP Rules.
16) Borrower was in operation on February 15, 2020, and had employees to whom it paid salaries and payroll taxes or paid independent contractors, as reported on Form(s) 1099-MISC.
17) Current economic uncertainty makes this Loan necessary to support the ongoing operations of Borrower.

18) These Loan funds will be used to retain workers and maintain payroll or make mortgage interest payments, lease and/or rent payments, and utility payments, as specified in the PPP Rules as amended from time to time. Borrower understands that if the funds are knowingly used for unauthorized purposes, the federal government may hold Borrower and its representatives legally liable, such as for charges for fraud.
19) Borrower will provide Lender with true and accurate documentation verifying the number of full-time equivalent employees on Borrower's payroll, as well as the dollar amount for payroll costs, covered mortgage interest payments, covered lease and/or rent payments, and covered utility payments for the eight-week period following the date specified below.
20) Borrower understands that loan forgiveness will be provided, subject to the PPP Rules as amended from time to time, for the amount of covered documented payroll costs, covered mortgage interest payments, covered lease and/or rent payments, and covered utility payments, and not more than 25% of the forgiven amount may be for non-payroll costs.
21) During the period beginning February 15, 2020 through December 31, 2020, Borrower has not and will not receive another loan under the PPP Rules as amended from time to time.
22) The information provided herein and included in the Loan Documents is true and accurate in all material respects. I understand, on behalf of Borrower, that knowingly making a false statement to obtain a guaranteed loan from the SBA is punishable under the law, including under 18 USC 1001 and 3571 by imprisonment for not more than five years and/or a fine of up to $250,000; under 15 USC 645 by imprisonment for not more than two years and/or a fine of not more than $5,000; and, if submitted to a federally insured institution, under 18 USC 1014 by imprisonment of not more than thirty years and/or a fine of not more than $1,000,000.
23) Borrower acknowledges that Lender confirmed the eligible Loan amount using the documents provided to Lender by Borrower. Borrower understands, acknowledges, and agrees that Lender can share any tax information that Borrower submitted with SBA's authorized representatives, including those authorized representatives of the SBA Office of the Inspector General, for the purposes of complying with the SBA loan program and all SBA reviews.
24) Borrower acknowledges and confirms that Lender did not direct or advise Borrower in applying for this Loan as Borrower's agent or representative and that Lender has relied, in accordance with the PPP Rules, upon certifications provided by Borrower. All information supplied by Borrower was submitted based on Borrower's information, belief, and/or guidance from third parties engaged by Borrower.

DocuSigned by:
Todd White
37E75189DA124F9...

Signature of authorized representative of Borrower

4/15/2020 | 12:50:22 PM CDT

Date

Todd White

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